Exhibit 99.1

Cash America Announces 52% Increase in Second Quarter Net Income and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--Cash America International, Inc. (NYSE: CSH) reported that its 2008 second quarter net income increased 52% to $20,137,000 from $13,209,000 for the same period in 2007. The related earnings per share for the second quarter ended June 30, 2008 were up 56% to 67 cents per share compared to 43 cents per share for the same three months in 2007. These results exceeded the upwardly revised range of expected earnings per share of between 62 and 64 cents that the Company announced on July 7, 2008 due to more favorable loan loss expenses in the quarter.

Revenue from pawn loans increased 17% and sales of merchandise increased 26% during the second quarter of 2008, leading to $248.0 million in total revenue, up 16% from $213.9 million in the prior year period, an increase of $34.1 million. Also contributing to the growth in total revenue was a 7% increase in cash advance fees. Cash advance fees increased $5.9 million, to $92.8 million in the second quarter 2008, up from $86.9 million in the same period in 2007. Revenue from cash advance fees were led by a 24% increase in cash advance fees from the Company’s online distribution channel during the quarter which offset a drop in cash advance fees from storefront operations. Consolidated operating income increased 56% to $35.9 million in the three months ended June 30, 2008 compared to $23.0 million in the second quarter of 2007.

Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America said, “The results of the second quarter finished above our initial estimates as earnings from our pawn related lending activities were particularly strong during the quarter. Higher loan demand continued our trend of increased revenue from pawn loans and we experienced better than expected retail sales activity during the quarter, partially aided by the tax stimulus payments received by many of our customers. In addition, loan losses related to our cash advance product continued to moderate leading to a significant improvement in our operating income margins generating the 56% increase in earnings per share on a 16% rise in total revenue.”

For the first six months of fiscal year 2008 Cash America posted a 42% increase in net income to $45,948,000 ($1.53 per share, up 44%) compared to $32,443,000 ($1.06 per share) in the same period for the prior year. The increase in year over year net income for the first six months of 2008 was achieved on a 14% increase in total revenue, which reached $498.9 million in the six months ended June 30, 2008 compared to $436.8 million for the same period in the prior year.

Cash America will host a conference call to discuss the second quarter results on Thursday, July 24th at 7:45 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site (http://www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s web site for 90 days following the conference call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on August 20, 2008 to shareholders of record on August 6, 2008.

Outlook for the Third Quarter of 2008 and Related Fiscal Year

Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and short-term cash advances. Other elements expected to affect the growth in revenue include the regulatory governance of loan products and the continued development and growth of the Company’s online distribution channel for cash advance products. As the Company enters the third quarter of 2008, management anticipates that demand for the Company’s products will continue to remain strong. Management is tempering its expectations, however, due to the possibility that the Company may close all or a portion of its cash advance lending locations in the state of Ohio as a result of recently enacted legislation which reduces the fees permitted to be charged to a level that it would not enable the Company to offer the cash advance product profitably (for additional details refer to the Company’s press release dated May 15, 2008). While the Company is evaluating alternatives to continue to serve customers in need of short-term loans in Ohio, management has phased out the results of its storefront cash advance business in Ohio in its expected results for the third quarter pending the outcome of this evaluation. Based on its views and on the preceding factors management expects that the third quarter 2008 net income per share will be between 62 and 66 cents per share (excluding one-time charges related to store closures in Ohio) compared to 55 cents per share in the third quarter 2007, which excludes the pre-tax gain of $6.3 million from the sale of the Company’s notes receivable and its rights to acquire a minority ownership position in an overseas pawn lending business, Svensk Pantbelåning which occurred in September of 2007.

Expectations for the remainder of fiscal 2008 will be impacted by earning asset levels in later periods based on customer demand for credit products and retail sales activities in the fourth quarter as well as loan loss expense in future periods. However, based on the strong start to the first half of the year, management increases its previously announced expectation for the full year 2008 earnings per share to between $3.00 and $3.20 up from between $2.85 and $3.00, which was announced on May 15, 2008. These expected results for fiscal 2008 also assume that the Company will close its Ohio cash advance locations in the third quarter of 2008, but do not include one-time charges for any store closures associated with this action. The new 2008 estimate compares to $2.48 per share in fiscal 2007. The full year 2007 results exclude the $6.3 million (13 cents per share after taxes) gain in the third quarter of 2007

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 928 total locations as of June 30, 2008. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 501 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 292 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in 33 states in the United States and in the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 135 franchised and Company-owned “Mr. Payroll” check cashing centers.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.cashnetusa.com
http://www.cashlandloans.com	http://www.quickquid.co.uk

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the “Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company’s locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Consolidated Operations:
Total revenue	$247,979	$213,881	$498,913	$436,753
Net revenue	181,238	161,097	360,656	322,044
Total operating expenses	145,344	138,063	280,290	265,012

Income from operations	$35,894	$23,034	$80,366	$57,032

Income before income taxes	32,698	19,491	73,688	50,203

Net Income	$20,137	$13,209	$45,948	$32,443

Earnings per share:
Basic	$0.69	$0.44	$1.57	$1.09
Diluted	$0.67	$0.43	$1.53	$1.06

Weighted average shares:
Basic	29,326	29,833	29,348	29,852
Diluted	30,094	30,557	30,103	30,579

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,		December 31,
	2008	2007	2007
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$29,963	$26,207	$22,725
Pawn loans	142,211	131,528	137,319
Cash advances, net	85,492	77,948	88,148
Merchandise held for disposition, net	96,807	83,522	98,134
Finance and service charges receivable	27,009	24,362	26,963
Other receivables and prepaid expenses	14,297	15,740	16,292
Deferred tax assets	22,271	21,722	20,204

Total current assets	418,050	381,029	409,785

Property and equipment, net	172,785	135,256	161,676
Goodwill	403,886	253,477	306,221
Intangible assets, net	21,423	25,538	23,484
Other assets	7,545	13,024	3,478
Total assets	$1,023,689	$808,324	$904,644

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$62,908	$53,808	$65,399
Accrued supplemental acquisition payment	56,000	14,250	22,000
Customer deposits	8,673	8,388	7,856
Income taxes currently payable	2,284	994	3,755
Current portion of long-term debt	8,500	16,786	8,500
Total current liabilities	138,365	94,226	107,510

Deferred tax liabilities	23,421	13,368	18,584
Other liabilities	2,025	1,589	1,671
Long-term debt	323,146	232,896	280,277
Total liabilities	486,957	342,079	408,042

Stockholders’ equity:
Common stock, $.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	162,977	162,620	163,581
Retained earnings	407,086	318,328	363,180
Accumulated other comprehensive (loss) income	(1)	8	16
Notes receivable secured by common stock	-	(18)	-
Treasury shares, at cost (1,222,742 shares, 683,754 shares and 1,136,203 shares at June 30, 2008 and 2007, and December 31, 2007, respectively)	(36,354)	(17,717)	(33,199)
Total stockholders’ equity	536,732	466,245	496,602
Total liabilities and stockholders’ equity	$1,023,689	$808,324	$904,644

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)

Revenue
Finance and service charges	$43,390	$37,194	$86,811	$75,625
Proceeds from disposition of merchandise	108,089	85,808	224,672	185,976
Cash advance fees	92,849	86,947	178,309	165,463
Check cashing fees, royalties and other	3,651	3,932	9,121	9,689

Total Revenue	247,979	213,881	498,913	436,753

Cost of Revenue
Disposed merchandise	66,741	52,784	138,257	114,709

Net Revenue	181,238	161,097	360,656	322,044

Expenses
Operations	79,946	75,588	160,077	148,754
Cash advance loss provision	34,733	42,328	61,867	75,076
Administration	21,138	12,248	39,688	25,749
Depreciation and amortization	9,527	7,899	18,658	15,433

Total Expenses	145,344	138,063	280,290	265,012

Income from Operations	35,894	23,034	80,366	57,032

Interest expense	(3,204)	(3,996)	(6,713)	(7,744)
Interest income	76	439	107	857
Foreign currency transaction (loss) gain	(68)	14	(72)	58

Income before Income Taxes	32,698	19,491	73,688	50,203
Provision for income taxes	12,561	6,282	27,740	17,760

Net Income	$20,137	$13,209	$45,948	$32,443

Earnings Per Share:

Basic	$0.69	$0.44	$1.57	$1.09
Diluted	$0.67	$0.43	$1.53	$1.06

Weighted average common shares outstanding:

Basic	29,326	29,833	29,348	29,852
Diluted	30,094	30,557	30,103	30,579

Dividends declared per common share	$0.035	$0.035	$0.070	$0.070

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
FINANCIAL AND OPERATING DATA
($ in thousands unless otherwise noted)
	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2008		2007		2008		2007

PAWN LENDING OPERATIONS:
Pawn loans
Annualized yield on pawn loans	129.3%		121.7%		131.0%		125.4%
Total amount of pawn loans written and renewed	$149,347		$129,334		$281,328		$239,956
Average pawn loan balance outstanding	$135,014		$122,546		$133,239		$121,591
Average pawn loan balance per average location in operation	$278		$256		$275		$254
Ending pawn loan balance per location in operation	$292		$274		$292		$274
Average pawn loan amount at end of period (not in thousands)	$119		$105		$119		$105
Profit margin on disposition of merchandise as a percentage of proceeds from disposition of merchandise	38.3%		38.5%		38.5%		38.3%
Average annualized merchandise turnover	2.8	x	2.6	x	2.9	x	2.8	x
Average balance of merchandise held for disposition per average location in operation	$194		$170		$198		$175
Ending balance of merchandise held for disposition per location in operation	$199		$174		$199		$174

Pawnshop locations in operation –
Beginning of period, owned	485		477		485		475
Acquired	1		2		1		3
Start-ups	1		2		1		3
Combined or closed	-		(1)		-		(1)
End of period, owned	487		480		487		480
Franchise locations at end of period	14		12		14		12
Total pawnshop locations at end of period	501		492		501		492
Average number of owned pawnshop locations	486		479		485		478

Cash advances (b)
Pawn locations offering cash advances at end of period	432		429		432		429
Average number of pawn locations offering cash advances	431		427		431		426

Amount of cash advances written at pawn locations:
Funded by the Company	$14,182		$16,761		$28,129		$32,247
Funded by third-party lenders (a) (d)	37,779		46,891		75,775		91,876
Aggregate amount of cash advances written at pawn locations (a) (f)	$51,961		$63,652		$103,904		$124,123

Number of cash advances written at pawn locations (not in thousands):
By the Company	45,595		55,164		90,741		105,432
By third-party lenders (a) (d)	81,309		104,730		161,698		202,856
Aggregate number of cash advances written at pawn locations(a) (f)	126,904		159,894		252,439		308,288

Cash advance customer balances due at pawn locations (gross):
Owned by Company (c)	$7,216		$8,137		$7,216		$8,137
Owned by third-party lenders (a)(d)	7,205		9,183		7,205		9,183
Aggregate cash advance customer balances due at pawn locations (gross) (a)(f)	$14,421		$17,320		$14,421		$17,320

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
FINANCIAL AND OPERATING DATA (Continued)
($ in thousands unless otherwise noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

CASH ADVANCE OPERATIONS (e):
Storefront operations:
Amount of cash advances written:
Funded by the Company	$150,004	$177,661	$303,066	$335,417
Funded by third-party lenders (a) (d)	25,113	27,593	50,677	54,672
Aggregate amount of cash advances written (a) (f)	$175,117	$205,254	$353,743	$390,089

Number of cash advances written (not in thousands):
By the Company	426,605	496,404	845,202	925,355
By third-party lenders (a) (d)	45,347	53,974	91,056	104,337
Aggregate number of cash advances written (a) (f)	471,952	550,378	936,258	1,029,692

Cash advance customer balances due (gross):
Owned by the Company (c)	$41,470	$51,274	$41,470	$51,274
Owned by third-party lenders (a) (d)	4,368	5,115	4,368	5,115
Aggregate cash advance customer balances due (gross) (a) (f)	$45,838	$56,389	$45,838	$56,389

Cash advance locations in operation (excluding online lending) –
Beginning of period	304	296	304	295
Start-ups	-	1	-	3
Combined or closed	(12)	(1)	(12)	(2)
End of period	292	296	292	296
Average number of cash advance locations	300	296	301	295

Internet lending operations:
Amount of cash advances written:
Funded by the Company	$188,595	$149,284	$348,516	$277,778
Funded by third-party lenders (a) (d)	115,185	85,761	213,728	155,785
Aggregate amount of cash advances written (a) (f)	$303,780	$235,045	$562,244	$433,563

Number of cash advances written (not in thousands):
By the Company	441,466	387,209	830,882	716,524
By third-party lenders (a) (d)	175,634	153,954	324,581	281,691
Aggregate number of cash advances written (a) (f)	617,100	541,163	1,155,463	998,215

Cash advance customer balances due (gross):
Owned by the Company (c)	$64,207	$50,710	$64,207	$50,710
Owned by third-party lenders (a) (d)	21,187	15,157	21,187	15,157
Aggregate cash advance customer balances due (gross) (a) (f)	$85,394	$65,867	$85,394	$65,867

Number of states with online lending at end of period	33	30	33	30
Number of foreign countries with online lending at end of period	1	-	1	-

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
FINANCIAL AND OPERATING DATA (Continued)
($ in thousands unless otherwise noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Combined Storefront and Internet lending operations:
Amount of cash advances written:
Funded by the Company	$338,599	$326,945	$651,582	$613,195
Funded by third-party lenders (a) (d)	140,298	113,354	264,405	210,457
Aggregate amount of cash advances written (a) (f)	$478,897	$440,299	$915,987	$823,652

Number of cash advances written (not in thousands):
By the Company	868,071	883,613	1,676,084	1,641,879
By third-party lenders (a) (d)	220,981	207,928	415,637	386,028
Aggregate number of cash advances written (a) (f)	1,089,052	1,091,541	2,091,721	2,027,907

Cash advance customer balances due (gross):
Owned by the Company (c)	$105,677	$101,984	$105,677	$101,984
Owned by third-party lenders (a) (d)	25,555	20,272	25,555	20,272
Aggregate cash advance customer balances due (gross) (a) (f)	$131,232	$122,256	$131,232	$122,256

CONSOLIDATED CASH ADVANCE PRODUCT SUMMARY (a) (b) (e):
Amount of cash advances written:
Funded by the Company	$352,781	$343,706	$679,711	$645,442
Funded by third-party lenders (a) (d)	178,077	160,245	340,181	302,333
Aggregate amount of cash advances written (a) (f)	$530,858	$503,951	$1,019,892	$947,775

Number of cash advances written (not in thousands):
By the Company	913,666	938,777	1,766,825	1,747,311
By third-party lenders (a) (d)	302,290	312,658	577,335	588,884
Aggregate number of cash advances written (a) (f)	1,215,956	1,251,435	2,344,160	2,336,195

Average amount per cash advance written (not in thousands):
By the Company	$386	$366	$385	$369
By third-party lenders (a) (d)	589	513	589	513
Aggregate average amount per cash advance (a) (f)	$437	$403	$435	$406

Cash advance customer balances due (gross):
Owned by the Company (c)	$112,893	$110,121	$112,893	$110,121
Owned by third-party lenders (a) (d)	32,760	29,455	32,760	29,455
Aggregate cash advance customer balances due (gross) (a) (f)	$145,653	$139,576	$145,653	$139,576

Total locations offering cash advances at end of period (excluding online lending)	724	725	724	725
Average total locations offering cash advances (excluding online lending)	731	723	732	721
Number of states with online lending at end of period	33	30	33	30
Number of foreign countries with online lending at end of period	1	-	1	-

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
FINANCIAL AND OPERATING DATA (Continued)
($ in thousands unless otherwise noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

CHECK CASHING OPERATIONS (Mr. Payroll):
Centers in operation at end of year (not in thousands):
Company-owned locations	5	5	5	5
Franchised locations (a)	130	135	130	135
Combined centers in operations at end of year (a)	135	140	135	140

Revenue from Company-owned locations	$102	$113	$224	$274
Revenue from franchise royalties and other	736	745	1,634	1,724
Total revenue (c)	$838	$858	$1,858	$1,998

Face amount of checks cashed:
Company-owned locations	$7,542	$8,212	$15,216	$17,822
Franchised locations (a)	310,073	299,800	672,209	667,021
Combined face amount of checks cashed (a)	$317,615	$308,012	$687,425	$684,843

Fees collected from customers:
Company-owned locations	$102	$113	$224	$274
Franchised locations (a)	4,297	4,130	9,667	9,576
Combined fees collected from customers (a)	$4,399	$4,243	$9,891	$9,850

Fees as a percentage of checks cashed:
Company-owned locations	1.4%	1.4%	1.5%	1.5%
Franchised locations (a)	1.4	1.4	1.4	1.4
Combined fees as a percentage of checks cashed (a)	1.4%	1.4%	1.4%	1.4%

Average check cashed (not in thousands):
Company-owned locations	$400	$383	$408	$406
Franchised locations (a)	440	413	478	454
Combined average check cashed (a)	$439	$412	$476	$453

(a) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company’s businesses.

Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company’s operations.

(b) Includes cash advance activities at the Company’s pawn lending locations.
(c) Amounts recorded in the Company’s consolidated financial statements.
(d) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn locations, cash advance locations and through the internet distribution channel.

(e) Includes cash advance activities at the Company’s cash advance storefront locations and through the Company’s internet distribution channel.

(f) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn and cash advance locations and through the Company’s internet distribution channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED CASH ADVANCES OUTSTANDING AND RELATED ALLOWANCE FOR LOSSES
(in thousands)

	June 30,
	2008	2007
Funded by the Company (a)
Active cash advances and fees receivable	$71,590	$68,438
Cash advances and fees in collection	29,184	27,167

Total funded by the Company (a)	100,774	95,605

Funded by third-party lenders (b) (c)
Active cash advances and fees receivable	32,760	29,461
Cash advances and fees in collection	12,119	14,510

Total funded by third-party lenders (b) (c)	44,879	43,971

Combined gross portfolio (b) (d)	145,653	139,576
Less: Elimination of cash advances owned by third-party lenders	32,760	29,455

Company-owned cash advances and fees receivable, gross	112,893	110,121
Less: Allowance for losses	27,401	32,173

Cash advances and fees receivable, net	$85,492	$77,948

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Allowance for company-owned cash advances

Balance at beginning of period	$20,815	$23,141	$25,676	$19,513
Cash advance loss provision	34,412	41,758	61,386	74,406
Charge-offs	(34,859)	(36,338)	(75,681)	(68,850)
Recoveries	7,033	3,612	16,020	7,104

Balance at end of period	$27,401	$32,173	$27,401	$32,173

Accrual for third-party lender-owned cash advances

Balance at beginning of period	$1,988	$1,253	$1,828	$1,153
Increase in loss provision	321	570	481	670

Balance at end of period	$2,309	$1,823	$2,309	$1,823

Combined statistics (d)
Combined cash advance loss provision	$34,733	$42,328	$61,867	$75,076
Combined cash advance loss provision as a % of combined cash advances written (b)	6.5%	8.4%	6.1%	7.9%
Charge-offs (net of recoveries) as a % of combined cash advances written (b)	5.2%	6.5%	5.8%	6.5%
Combined allowance for losses and accrued third-party lender losses as a % of combined gross portfolio (b)	20.4%	24.4%	21.3%	24.4%

(a) Cash advances written by the Company for its own account in pawn locations, cash advance locations, and through the internet distribution channel.

(b) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the

Company’s businesses. Management believes that information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company’s operations.

(c) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn locations, cash advance locations and through the internet distribution channel.

(d) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company’s pawn and cash advance locations and through the Company’s internet distribution channel.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
THREE MONTHS ENDED JUNE 30, 2008 AND 2007
(in thousands)

	Pawn Lending	Cash Advance (1)	Check Cashing	Consolidated

Three months ended June 30, 2008:

Revenue
Finance and service charges	$43,390	$-	$-	$43,390
Proceeds from disposition of merchandise	108,089	-	-	108,089
Cash advance fees	8,645	84,204	-	92,849
Check cashing fees, royalties and other	985	1,828	838	3,651

Total revenue	161,109	86,032	838	247,979

Cost of revenue – disposed merchandise	66,741	-	-	66,741

Net revenue	94,368	86,032	838	181,238

Expenses
Operations	51,910	27,727	309	79,946
Cash advance loss provision	2,677	32,056	-	34,733
Administration	11,465	9,338	335	21,138
Depreciation and amortization	5,939	3,527	61	9,527

Total expenses	71,991	72,648	705	145,344

Income from operations	$22,377	$13,384	$133	$35,894

As of June 30, 2008:

Total assets	$610,568	$406,255	$6,866	$1,023,689
Goodwill	$144,003	$254,573	$5,310	$403,886

Three months ended June 30, 2007:

Revenue
Finance and service charges	$37,194	$-	$-	$37,194
Proceeds from disposition of merchandise	85,808	-	-	85,808
Cash advance fees	9,990	76,957	-	86,947
Check cashing fees, royalties and other	810	2,264	858	3,932

Total revenue	133,802	79,221	858	213,881

Cost of revenue – disposed merchandise	52,784	-	-	52,784

Net revenue	81,018	79,221	858	161,097

Expenses
Operations	47,560	27,670	358	75,588
Cash advance loss provision	3,725	38,603	-	42,328
Administration	6,008	5,992	248	12,248
Depreciation and amortization	5,127	2,671	101	7,899

Total expenses	62,420	74,936	707	138,063

Income from operations	$18,598	$4,285	$151	$23,034

As of June 30, 2007:

Total assets	$557,180	$244,149	$6,995	$808,324
Goodwill	$142,590	$105,577	$5,310	$253,477

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(in thousands)

	Pawn Lending	Cash Advance (1)	Check Cashing	Consolidated

Six months ended June 30, 2008:

Revenue
Finance and service charges	$86,811	$-	$-	$86,811
Proceeds from disposition of merchandise	224,672	-	-	224,672
Cash advance fees	17,930	160,379	-	178,309
Check cashing fees, royalties and other	1,998	5,265	1,858	9,121

Total revenue	331,411	165,644	1,858	498,913

Cost of revenue – disposed merchandise	138,257	-	-	138,257

Net revenue	193,154	165,644	1,858	360,656

Expenses
Operations	105,227	54,158	692	160,077
Cash advance loss provision	4,942	56,925	-	61,867
Administration	22,731	16,409	548	39,688
Depreciation and amortization	11,530	7,003	125	18,658

Total expenses	144,430	134,495	1,365	280,290

Income from operations	$48,724	$31,149	$493	$80,366

Six months ended June 30, 2007:

Revenue
Finance and service charges	$75,625	$-	$-	$75,625
Proceeds from disposition of merchandise	185,976	-	-	185,976
Cash advance fees	20,110	145,353	-	165,463
Check cashing fees, royalties and other	1,740	5,951	1,998	9,689

Total revenue	283,451	151,304	1,998	436,753

Cost of revenue – disposed merchandise	114,709	-	-	114,709

Net revenue	168,742	151,304	1,998	322,044

Expenses
Operations	95,476	52,613	665	148,754
Cash advance loss provision	6,569	68,507	-	75,076
Administration	14,530	10,694	525	25,749
Depreciation and amortization	10,134	5,097	202	15,433

Total expenses	126,709	136,911	1,392	265,012

Income from operations	$42,033	$14,393	$606	$57,032

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
THREE MONTHS ENDED JUNE 30, 2008 AND 2007
(in thousands)

(1) The Cash Advance segment is comprised of two distribution channels for the same product, a multi-unit, “storefront” platform and an on-line, internet based lending platform. The following table summarizes the results from each channel’s contributions to the Cash Advance segment as of June 30, 2008 and 2007:

		Internet	Total Cash
	Storefront	Lending	Advance

Three months ended June 30, 2008:

Revenue
Cash advance fees	$27,427	$56,777	$84,204
Check cashing fees, royalties and other	1,824	4	1,828
Total revenue	29,251	56,781	86,032

Expenses
Operations	16,993	10,734	27,727
Cash advance loss provision	6,664	25,392	32,056
Administration	2,939	6,399	9,338
Depreciation and amortization	2,380	1,147	3,527

Total expenses	28,976	43,672	72,648

Income from operations	$275	$13,109	$13,384

Three months ended June 30, 2007:

Revenue
Cash advance fees	$31,250	$45,707	$76,957
Check cashing fees, royalties and other	2,261	3	2,264

Total revenue	33,511	45,710	79,221

Expenses
Operations	17,435	10,235	27,670
Cash advance loss provision	9,899	28,704	38,603
Administration	2,850	3,142	5,992
Depreciation and amortization	1,969	702	2,671

Total expenses	32,153	42,783	74,936

Income from operations	$1,358	$2,927	$4,285

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(in thousands)

		Internet	Total Cash
Six Months Ended June 30, 2008:	Storefront	Lending	Advance

Revenue
Cash advance fees	$56,120	$104,259	$160,379
Check cashing fees, royalties and other	5,261	4	5,265

Total revenue	61,381	104,263	165,644

Expenses
Operations	33,874	20,284	54,158
Cash advance loss provision	11,010	45,915	56,925
Administration	5,341	11,068	16,409
Depreciation and amortization	4,805	2,198	7,003

Total expenses	55,030	79,465	134,495

Income from operations	$6,351	$24,798	$31,149

Six Months Ended June 30, 2007:

Revenue
Cash advance fees	$60,991	$84,362	$145,353
Check cashing fees, royalties and other	5,946	5	5,951

Total revenue	66,937	84,367	151,304

Expenses
Operations	33,345	19,268	52,613
Cash advance loss provision	17,131	51,376	68,507
Administration	5,155	5,539	10,694
Depreciation and amortization	3,852	1,245	5,097

Total expenses	59,483	77,428	136,911

Income from operations	$7,454	$6,939	$14,393

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100